FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is dated as of August 15, 2012 (the "Closing Date"), and executed by the undersigned (hereinafter, "Borrower") and KEYBANK NATIONAL ASSOCIATION, (hereinafter, the "Administrative Agent"), for itself and for the Lenders in consideration of mutual covenants contained herein and benefits to be derived herefrom. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning provided for in the Original Credit Agreement.

RECITALS

WHEREAS, Borrower, Administrative Agent and Lenders are parties to that certain Second Amended and Restated Credit Agreement dated December 27, 2011 (the "Original Credit Agreement"), whereby the Lenders have agreed to make a revolving loan to Borrower in an aggregate amount of up to $82,000,000.00; and

WHEREAS, Borrower is currently seeking to refinance all or a certain portion of the Non-Homeland Properties, whereby, on and after the closing of such transaction, all of the Non-Homeland Properties shall be released from the security interests granted to Administrative Agent and the Lenders pursuant to the Loan Documents, with the owners of such properties being released from the obligations of Borrower occurring on and after such closing date on the conditions provided for herein (such transactions, individually and collectively, being the "Refinancing Transaction"); and

WHEREAS, as of the Closing Date, Borrower shall have repaid in full the Bridge Loan and any and all amounts due under the Bridge Loan Documents; and

WHEREAS, Borrower has requested, and Administrative Agent, for itself and on behalf of the Lenders, has agreed, on the conditions provided for herein, to restructure certain aspects of the Loan to account for the payoff of the Bridge Loan and Borrower's pursuit of the Refinancing Transaction, which restructuring includes inter alia (a) an elimination of Lenders' obligations to make any additional Revolving Loans under the Original Credit Agreement and (b) an amendment to the Fee Letter pursuant to which Administrative Agent waives, subject to reinstatement, certain of its rights therein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and the Administrative Agent hereby covenant and agree as follows:

  Closing of the Refinancing Transaction.
    Within ninety (90) days from the date hereof, the applicable Borrowers shall use their respective commercially reasonable efforts to close the Refinancing Transaction and, upon such closing, shall apply the proceeds thereof, along with any and all additional amounts of cash as is necessary, in order to reduce the outstanding principal balance of the Loan to an amount not greater than $55,000,000.00.
    At such time as the Refinancing Transaction closes, and on the condition that such transaction closes, Administrative Agent shall release all of the Non-Homeland Properties, as set forth on the attached Schedule 1, from the liens and security interests granted under the Loan Documents, and except as such obligations expressly survive their release, the respective owners of such properties shall be released from the obligations of Borrower under the Loan Documents, including the Original Credit Agreement, which occur on and after such closing. Schedule 5.12 of the Original Credit Agreement shall thereupon be deemed amended to delete the Non-Homeland Properties therefrom.
    In the event Borrower fails to timely close the Refinancing Transaction within the time period set forth in Section 1(a) above, Administrative Agent shall have the right to enforce those rights available to it as are provided for in the Fee Letter (as such term has been amended in accordance with this Amendment).
  General Provision Regarding the Original Credit Agreement and Other Loan Documents. The parties hereto agree that as of the date hereof, notwithstanding anything in the Original Credit Agreement or any of the other Loan Documents to the contrary, the Loan shall become a term loan facility and not a revolving loan facility, and Borrower shall have no right to any additional borrowings under the Original Credit Agreement. Further, any and all references in the Original Credit Agreement or the other Loan Documents to "revolve", "revolving" or words of similar import shall be null and void.
  Release of SSTI Ladera Land, LLC. As provided in Section 5.21 of the Original Credit Agreement, Administrative Agent acknowledges and agrees that, effective with the repayment in full of the Bridge Loan, SSTI Ladera Land, LLC is released as a Borrower, and the Collateral granted by SSTI Ladera Land, LLC shall no longer secure any of the Obligations. Administrative Agent shall execute and deliver such additional documents as may be reasonably necessary to effectuate such release.
  Amendments of the Original Credit Agreement Effective as of June 30, 2012. The parties hereto agree and acknowledge that effective as of June 30, 2012, the following amendments and modifications of the Original Credit Agreement have taken effect:
    Section 1.01 of the Original Credit Agreement.
      The defined term "Borrowing Base Availability" has been deleted in its entirety.
      The defined term "Maximum Loan Available Amount" has been amended and restated to read as follows:

    " "Maximum Loan Available Amount" means, on any date, the total Commitments. "

    [Intentionally reserved.]
  Additional Amendments of the Original Credit Agreement Effective Upon the Closing Date.
    Section 1.01 of the Original Credit Agreement. As of the Closing Date, Section 1.01 of the Original Credit Agreement is hereby amended as follows:
      The defined term "Borrowing Base Certificate" is hereby deleted in its entirety and any and all provisions of the Original Credit Agreement where such defined term is utilized are hereby amended and modified to account for the deletion of such term. Further, Borrower shall no longer by obligated to provide a Borrowing Base Certificate on and after such time.
      The parties hereto agree that as a result of the payoff of the Bridge Loan, the defined terms "Bridge Loan", "Bridge Loan Agreement" and "Bridge Loan Documents" are hereby deleted in their entirety, and any and all provisions of the Original Credit Agreement where such defined terms are utilized are hereby amended and modified to account for the deletion of such terms.
      The defined term "Debt Yield" is hereby deleted in its entirety.
      The defined term "Fee Letter" is hereby amended and restated to read as follows:

      " "Fee Letter" means that letter agreement, dated December 27, 2011, between Lead Borrower and Administrative Agent, as amended by that certain letter agreement dated on or about August 15, 2012. "

      The defined term "Homeland Debt Yield" is hereby amended and restated to read as follows:

      " "Homeland Debt Yield" shall mean the sum of the Net Operating Income for the Homeland Properties for the calendar quarter in question, multiplied by four, and then divided by the then-outstanding principal balance of the Loan as of the end of such quarter; provided, however, that for purposes of calculating the Homeland Debt Yield, the term "then-outstanding principal balance of the Loan" shall mean an amount equal to the lesser of (i) $45,000,000.00 or (ii) the then-outstanding balance of the Loan as of the date of such determination. "

      The defined term "Homeland Loan-to-Value Ratio" is hereby added to Section 1.01 of the Original Credit Agreement and shall read as follows:

      " "Homeland Loan-to-Value Ratio" means the ratio, expressed as a percentage, of (a) the then-outstanding principal balance of the Loan to (b) the Pool Value for the Homeland Properties, provided that for purposes of this definition and any calculation thereof, the term "then-outstanding principal balance of the Loan" shall mean an amount equal to the lesser of (i) $45,000,000.00 or (ii) the then-outstanding balance of the Loan as of the date of determination. "

      The defined term "Refinancing Transaction" is hereby added to Section 1.01 of the Original Credit Agreement and shall read as follows:

      " "Refinancing Transaction" shall mean that certain transaction whereby Borrower successfully refinances all or certain of the Non-Homeland Properties, with all such Non-Homeland Properties being removed as Collateral for the Loan. "

      The defined term "Refinancing Transaction Closing Date" is hereby added to Section 1.01 of the Original Credit Agreement and shall mean November 13, 2012.
      The defined term "Revolving Credit Exposure" is hereby deleted in its entirety.
    Sections 2.03, 2.04, 2.06 and 2.11(a) of the Original Credit Agreement. Sections 2.03, 2.04, 2.06 and 2.11(a) of the Original Credit Agreement are hereby deleted in their entirety
    Section 2.09(c) of the Original Credit Agreement. Section 2.09(c) of the Original Credit Agreement is hereby amended and restated to read as follows:

    " (c) (i) Subject to subsection (ii) below, at such time as the Refinancing Transaction closes, on the last day of each month commencing in the first full month following the month in which the Refinancing Transaction closes, and continuing for the next five (5) months thereafter, Borrower shall pay, in addition to all other amounts due hereunder, an amount equal to $1,666,667.00 per month to the repayment of the Loans, provided that Borrower shall only be required to continue such payments until the outstanding principal balance of the Loans is reduced to $45,000,000.00.

    " (ii) In the event the Refinancing Transaction does not timely close on or before the Refinancing Transaction Closing Date, notwithstanding anything in subsection (i) above, Administrative Agent shall have the right to require Borrower to pay, in lieu of the amounts provided for in subjection (i) above, commencing on November 30, 2012 and on the last day of each month thereafter, an amount equal to the greater of (A) $5,000,000.00 per month or (B) 100% of the Net Equity Proceeds received during each month, to the repayment of the Loans, provided that Borrower shall only be required to continue such payments until the outstanding principal balance of the Loans is reduced to $45,000,000.00. "

    Section 5.02 of the Original Credit Agreement. Section 5.02 of the Original Credit Agreement is hereby amended to add the following items (h) and (i):

    " (h) a Homeland Loan-to-Value Ratio equal to no more than sixty-five percent (65%); and

    " (i) a Homeland Debt Yield in accordance with the following limits and at the following times:

    " (1) no calculation shall be required for the period commencing as of the Effective Date through and including June 30, 2012;

    " (2) no calculation shall be required for the period commencing as of July 1, 2012 through and including December 31, 2012;

    " (3) 3.0% for the period commencing as of January 1, 2013 through and including June 30, 2013;

    " (4) 4.0% for the period commencing as of July 1, 2013 through and including December 31, 2013;

    " (5) 6.0% for the period commencing as of January 1, 2014 through and including June 30, 2014;

    " (6) 8.0% for the period commencing as of July 1, 2014 through and including December 31, 2014; and

    " (7) 10.50% for the period commencing as of January 1, 2015 and thereafter until the Maturity Date. "

    Section 5.12 of the Original Credit Agreement. Notwithstanding anything in Section 5.12 of the Original Credit Agreement, as of the Closing Date, Borrower shall have no right to add any additional Mortgaged Properties to the Pool; provided, however, that any such properties in the Pool as of the date hereof shall continue to satisfy in full the requirements for a Pool property as are provided for in the Original Credit Agreement.
    Section 7(q) of the Original Credit Agreement. Section 7(q) of the Original Credit Agreement is hereby deleted in its entirety.
    Exhibit B-1 of the Original Credit Agreement. The Exhibit B-1 attached to the Original Credit Agreement is hereby amended and restated in full to read as is provided on the Exhibit B-1 attached hereto, which, for purposes of the Original Credit Agreement, shall be the form of Compliance Certificate to be used by Borrower on and after the Closing Date.
  Additional Amendments of Original Credit Agreement Effective Upon the Closing of the Refinancing Transaction. The parties hereto agree that upon the closing of the Refinancing Transaction, and on the condition that the Refinancing Transaction closes, the following amendments and modifications of the Original Credit Agreement shall take effect:
    Section 1.01 of the Original Credit Agreement.
      The last sentence of the definition of "Commitment" shall be amended and restated to read as follows:

      "The initial aggregate amount of the Lenders' Commitments is $55,000,000.00."

      The defined terms "Kentucky Borrowers" and "Kentucky Properties" shall be deleted in their entirety from the Original Credit Agreement, and any and all provisions of the Original Credit Agreement where such defined terms are utilized are hereby amended and modified to account for the deletion of such terms.
      The defined terms "Non-Homeland Borrowers" and "Non-Homeland Properties" shall be deleted in their entirety from the Original Credit Agreement, and any and all provisions in the Original Credit Agreement where such defined terms are utilized are hereby amended and modified to account for the deletion of such terms.
    Section 5.19 of the Original Credit Agreement. Section 5.19 of the Original Credit Agreement shall be deleted in its entirety.
  Additional Representations and Warranties. Each Borrower represents and warrants as follows:
    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
    This Amendment has been duly executed and delivered by each Borrower and constitutes such Borrower's legal, valid and binding obligations, enforceable in accordance with its terms.
    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by Borrowers of this Amendment.
  Continuing Validity. Except as expressly amended hereby, the remaining terms and conditions of the Original Credit Agreement shall continue in full force and effect. All future references to the "Credit Agreement" shall be deemed to include references to the Original Credit Agreement, as amended by this Amendment. It is intended that this Amendment shall be governed by and construed in accordance with the laws of the State of New York.
  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.
  Waiver of Claims. The Borrower acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against any of Administrative Agent or any of the Lenders with respect to any of its liabilities and obligations owing to any of Administrative Agent or any of the Lenders, and, to the extent that the Borrower has or has ever had any such offsets, defenses, claims or counterclaims, the Borrower hereby specifically WAIVES and RELEASES any and all rights to such offsets, defenses, claims or counterclaims.
  Multiple Counterparts. For the purpose of facilitating the execution of this Amendment as herein provided and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument. Signatures delivered by facsimile or PDF shall have the same legal effect as originals.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Amendment to be duly executed and delivered as a sealed instrument as of the date first written above.

BORROWER:

STRATEGIC STORAGE OPERATING PARTNERSHIP, L.P.
a Delaware limited partnership

By: Strategic Storage Trust, Inc.,
a Maryland corporation, its General Partner

By: /s/ Michael S. McClure
Name: Michael S. McClure
Title: Chief Financial Officer

SSTI 12714 S LA CIENEGA BLVD, LLC,
SSTI 2025 N RANCHO DR, LLC,
SSTI 3155 W ANN RD, LLC,
SSTI 8900 MURRAY AVE, LLC,
SSTI 815 LASALLE AVE, LLC,
SSTI 3200 ROUTE 37 E, LLC,
SSTI 2526 RITCHIE ST, LLC,
SSTI 5970 CENTENNIAL CR, LLC,
SSTI 281 RICHWOOD RD, LLC,
SSTI LADERA LAND, LLC,
SSTI 4761 GULF BREEZE PKWY, LLC,
SSTI 2727 MISSOURI AVE, LLC,
SSTI 6047 WOODROW BEAN DR, LLC,
SSTI 4105 GEORGE BUSBEE PKWY,
SSTI 52 ANDREW BAILEY RD, LLC,
SSTI 2801 NORTH BERKELEY LAKE RD, LLC,
SSTI 1790 PEACHTREE INDUSTRIAL BLVD, LLC,
each a Delaware limited liability company

By: Strategic Storage Trust, Inc.,
a Maryland corporation, its Manager

By: /s/ Michael S. McClure
Name: Michael S. McClure
Title: Chief Financial Officer

IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Amendment to be duly executed and delivered as a sealed instrument as of the date first written above.

BORROWER:

SSTI 3357 BRECKINRIDGE BLVD, LLC,
SSTI 1897 WEST OAK PKWY, LLC,
SSTI 3720 TRAMORE POINTE PKWY, LLC
SSTI 6780 ROSWELL RD, LLC,
SSTI 2340 COBB PKWY SE, LLC,
SSTI 3564 LAWRENCEVILLE HWY, LLC,
SSTI 790 MONUMENT RD, LLC,
SSTI 5550 TIMUQUANA RD, LLC,
each a Delaware limited liability company

By: Strategic Storage Trust, Inc.,
a Maryland corporation, its Manager

By: /s/ Michael S. McClure
Name: Michael S. McClure
Title: Chief Financial Officer

IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Amendment to be duly executed and delivered as a sealed instrument as of the date first written above.

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION

By: /s/ Christopher T. Neil
Name: Christopher T. Neil
Title: Senior Relationship Manager

GUARANTOR CONFIRMATION

The undersigned hereby acknowledges and consents to the foregoing First Amendment to Second Amended and Restated Credit Agreement and acknowledges and agrees that the undersigned remains obligated for the various obligations and liabilities of Borrower to the Administrative Agent and the Lenders under the Second Amended and Restated Credit Agreement dated December 27, 2011, as provided for in that certain Second Amended and Restated Guaranty dated December 27, 2011, executed by the undersigned.

STRATEGIC STORAGE TRUST, INC.,
a Maryland corporation

By: /s/ Michael S. McClure
Name: Michael S. McClure
Title: Chief Financial Officer

SCHEDULE 1

TO-BE-RELEASED NON-HOMELAND PROPERTIES

  Hawthorne, CA (12714 La Cienega Blvd.)
  Las Vegas, NV (3155 W. Ann Rd.)
  Las Vegas, NV (2025 N. Rancho Dr.)
  Gilroy, CA (8900 Murray Ave.)
  Hampton, VA (815 LaSalle Ave.)
  Toms River, NJ (3200 Route 37 E)
  Gulf Breeze, FL (4761 Gulf Breeze Pkwy.)
  Wellton, AZ (2727 Missouri Ave.)
  El Paso, TX (6047 Woodrow Bean Dr.)
  Crescent Springs, KY (2526 Ritchie St.)
  Florence, KY (5970 Centennial Cr.)
  Walton, KY (281 Richwood Rd.